SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                            NEWCARE HEALTH CORPORATION
                 (Name of Registrant as Specified in Its Charter)

                            NEWCARE HEALTH CORPORATION
                    (Name of Person(s) Filing Proxy Statement)

                           NEWCARE HEALTH CORPORATION
                          6000 Lake Forrest Drive, #315
                              Atlanta, Georgia 30328

                                  (404) 252-2923

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 9, 1998

TO THE SHAREHOLDERS OF NEWCARE HEALTH CORPORATION:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of
NewCare Health Corporation, a Nevada corporation (the "Company"), will be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Dallas, Texas on Thursday, July 9, 1998, at 2:00 p.m., Central Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of seven (7) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Laney, Boteler & Killinger as the Company's independent auditors;

     3. The approval of an amendment to the Company's Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of $.01 par value Preferred Stock in such amounts, in one or more series, and with such designations, preferences, limitations and relative rights for each series as the Board of Directors shall determine; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.02 par value Common Stock of the Company of record at the close of business on June 23, 1998, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        CHRIS BROGDON, CHAIRMAN OF THE BOARD
Atlanta, Georgia
June 23, 1998

                           NEWCARE HEALTH CORPORATION
                          6000 Lake Forrest Drive, #315
                              Atlanta, Georgia 30328
                                  (404) 252-2923

                          ------------------------------
                                 PROXY STATEMENT
                          ------------------------------

                          ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 9, 1998

                                GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of NewCare Health Corporation, a Nevada corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Dallas, Texas, on Thursday, July 9, 1998, at 2:00 p.m., Central Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about June 24, 1998.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report for the year ended December 31, 1997, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                       SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.02 par value Common Stock, with each share entitled to one vote. Only shareholders of record at the close of business on June 23, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On June 23, 1998, the Company had 12,128,525 shares of its $.02 par value Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's no par value common stock owned beneficially, as of June 1, 1998, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director of the Company, and Nominee for Director, and by all Directors, Nominees for Director and Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

   NAME AND ADDRESS                 AMOUNT OF BENEFICIAL        PERCENTAGE
  OF BENEFICIAL OWNER                     OWNERSHIP              OF CLASS
-----------------------------       --------------------        ----------
Ashok Dalal                             1,156,469<FN1>              9.4%
3703 Bridge Road
Cooper City, FL  33026

Dr. Kishor Karia                          901,138<FN2>              7.5%
11001 Pines Blvd., Suite 106
Pembroke Pines, FL  33024

Dr. Dhiraj Patel                          907,888<FN3>              7.5%
11801 N. Island Road
Cooper City, FL  33026

Chris Brogdon                           2,300,415<FN4>             18.4%
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

Harlan Mathews                                  0                    -0-
420 Hunt Club Road
Nashville, TN  37221

William McBride, III                       50,000                   0.4%
1647 Logan Creek Drive
Glenbrook, NV  89413

Timothy Beaulieu                          125,000<FN5>              1.0%
6000 Lake Forrest Drive, #315
Atlanta, GA  30328

James H. Sanregret                         90,000<FN6>              0.7%
6000 Lake Forrest Drive, #315
Atlanta, GA  30328

Frank Camma                                85,001<FN7>              0.7%
6000 Lake Forrest Drive, #315
Atlanta, GA  30328

Arthur Doloresco                           50,000<FN8>              0.4%
6000 Lake Forrest Drive, #315
Atlanta, GA  30328

Veena Holdings, Ltd.<FN9>                 901,138                   7.5%
1101 Pines Blvd., Suite 106
Pembroke Pines, FL  33024

Daksha Vakharia Revocable Trust           598,000                   5.0%
3365 Bridle Path Lane
Fort Lauderdale, FL  33331

                                       2

Darrell C. Tucker                         365,000 <FN10>            3.0%
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

Jeff M. Moore                                -0-                     --
1999 Avenue of the Stars, Suite 1900
Los Angeles, CA  90067

Mark P. Clein                                -0-                     --
3990 Old Town Avenue
San Diego, CA  92110

Pro Futures Bridge Capital Fund,        1,000,002<FN11>             8.1%
  L.P.
5350 S. Roslyn Street, Suite 350
Englewood, CO  80111

Renaissance Capital Group, Inc.         1,512,336<FN12>            11.1%
Suite 210-LB59
8080 North Central Expressway
Dallas, TX  75206

All Directors, Nominees for Director    5,995,911                  45.6%
and Executive Officers as a Group
(13 Persons)
___________________

<FN1>
Includes 900,000 shares held directly; an aggregate of 31,469 shares held of record by certain family members of Mr. Dalal; and 225,000 shares underlying stock options held by Mr. Dalal.
<FN2>
Represents shares held by Veena Holdings, Ltd., a partnership owned by Dr. Karia and his family.
<FN3>
Includes 801,138 shares held in the name of Dr. Patel's wife, Pravinagauri Patel; 26,750 shares held in the Karia & Patel Stirling Health Center Annuity Plan for the benefit of Dr. Patel; and 80,000 shares held jointly by Dr. Patel and his wife.
<FN4>
Includes 715,978 shares owned by Mr. Brogdon; 397,600 shares owned by Mr. Brogdon's wife, Connie Brogdon; 224,837 shares of Common Stock which represents 50% of the shares held by Winter Haven Homes, Inc., of which Connie Brogdon is a 50% owner; 22,000 shares held by trusts of which Connie Brogdon is the beneficial owner; 30,000 shares held by Retirement Care Associates, Inc., of which Mr. Brogdon is President, Director and a principal shareholder of which Mr. Brogdon disclaims beneficial ownership; 375,000 shares underlying currently exercisable stock options held by Mr. Brogdon; and 535,500 shares underlying options Mr. Brogdon holds to purchase stock from another shareholder.
<FN5>
Includes 50,000 shares owned by Mr. Beaulieu and 75,000 shares underlying stock options held by him.
<FN6>
Includes 40,000 shares owned by Mr. Sanregret and 50,000 shares underlying stock options held by him.
<FN7>


                                       3

Includes 10,001 shares owned by Mr. Camma and 75,000 shares underlying stock options held by him.
<FN8>
Represents 50,000 shares underlying stock options held by Mr. Doloresco.
<FN9>
The shareholders of Veena Holdings, Ltd. are Dr. Kishor Karia, Veena Karia, Ojus Karia and Tajus Karia.
<FN10>
Includes 25,000 shares held directly by Mr. Tucker; 35,000 shares held by Mr. Tucker's wife; 105,000 shares held by a trust of which Mr. Tucker's wife is trustee; 30,000 shares of Retirement Care Associates, Inc., of which Mr. Tucker is an officer and director, of which Mr. Tucker disclaims beneficial ownership; and 170,000 shares underlying currently exercisable stock options held by Mr. Tucker.
<FN11>
Includes 666,668 shares held directly and 333,334 shares underlying warrants held by Pro Futures Bridge Capital Fund, L.P.
<FN12>
Includes 200,000 shares underlying stock options held by Renaissance Capital, Group, and 1,312,336 shares issuable upon the conversion of Convertible Debentures held by two entities controlled by Renaissance Capital Group, Inc. The number of shares issuable upon the conversion of the Convertible Debentures may be increased in April or May 1999 as a result of an adjustment to the conversion price based on the weighted average closing price of the Company's Common Stock for the 21 consecutive trading days following the announcement of the financial results for the year ended December 31, 1998.

                              ELECTION OF DIRECTORS

     The Company's Bylaws have been amended to provide that effective at the Annual Meeting of Shareholders that the Board of Directors will consist of eight members. The Board of Directors recommends the ELECTION as Directors of the seven (7) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the current members of the present Board of Directors has been nominated for reelection, except for William C. McBride and Dr. Dhiraj Patel, who have advised the Company that they do not wish to serve as Directors after the Annual Meeting of Shareholders. The person named as "Proxy" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                      POSITIONS AND OFFICES HELD AND
       NAME                AGE             TERM AS A DIRECTOR
---------------------      ---        ------------------------------

Ashok Dalal                 58     President, Chief Executive Officer and
                                   Director since April 1994

Chris Brogdon               49     Chairman of the Board and Director since
                                   February 1997

Dr. Kishor Karia            54     Director since July 1995

Harlan Mathews              70     Director since February 1997

Darrell C. Tucker           40     Nominee for Director

Jeff M. Moore               39     Nominee for Director

Mark P. Clein               38     Nominee for Director

     There is no family relationship between any Director or Executive Officer of the Company.

     The Company has no Nominating Committee, but does have a Compensation Committee, an Audit Committee and an Executive Committee, all of which were established on January 6, 1998. As a result, these committees did not hold any meetings during 1997. The Audit Committee and Compensation Committee both consist of Harlan Mathews, William McBride, III, and Ashok Dalal. The Executive Committee consists of Timothy Beaulieu, James H. Sanregret, and Philip M. Rees (counsel to the Company).

     Set forth below are the names of all directors, nominees for director and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     ASHOK DALAL has served as Executive Vice President and a Director of the Company since April 1994 and has held such positions with ANH since November 1989 and with NewCare since its inception in February 1993. Mr. Dalal has served as Chief Executive Officer of the Company since the resignation of Robert W. Bell, Sr. on January 3, 1997. Mr. Dalal was a private investor in several limited partnerships whose properties were managed by ANH. He has a B.S. Degree and a Masters of Business Administration Degree.

     CHRIS BROGDON has served as a Director of the Company since February 19, 1997. He has served as President and a Director of Retirement Care Associates, Inc., a publicly-held company headquartered in Atlanta, Georgia, since October 1991. He has also served as Secretary of Capitol Care Management Company, Inc. ("Capitol Care") since October 1990. Capitol Care is a wholly-owned subsidiary of Retirement Care Associates, Inc. Mr. Brogdon has been involved in financing and operating long-term care facilities and assisted living/independent living communities since 1982. From 1969 until 1982, Mr. Brogdon was employed in the securities business as a retail salesman. Mr. Brogdon attended Georgia State University in Atlanta, Georgia. Since March 1987, Mr. Brogdon has been Secretary/Treasurer of Winter Haven Homes, Inc. ("WHH") and since August 1990, he has been Secretary/Treasurer of National Assistance Bureau, Inc. ("NAB"). Both WHH and NAB are engaged in the business of owning and operating long-term care facilities and assisted living/independent living communities. Mr. Brogdon also serves as a Director of Contour Medical, Inc., a publicly-held company, of which Retirement Care Associates, Inc. is a majority shareholder, and In-House Rehab, Inc., a publicly-held company of which Retirement Care Associates, Inc. is a minority shareholder.

     DR. KISHOR KARIA has served as a director of the Company since July, 1995. Dr. Karia is an internal medicine physician specializing in Hematology

Oncology and has been practicing in South Florida since 1982. Dr. Karia was a limited partner in several Florida long-term care facilities operated by the Company until 1993 when he exchanged his ownership interest in the long-term care facilities with NewCare, Inc.

     HARLAN MATHEWS has been a Director of the Company since February 1997. Since 1994 he has been a partner in the law firm of Farris, Mathews, Branan & Hellen, P.L.C., in Nashville, Tennessee. From 1993 to 1994, he served as a United States Senator from the State of Tennessee. From 1987 to 1993, he was Deputy to the Governor of Tennessee and Cabinet Secretary. From 1974 to 1987, Mr. Mathews was Treasurer of the State of Tennessee. He received a Bachelor's Degree in Business from Jacksonville State University in Alabama in 1949 and a Master's Degree in Public Administration from Vanderbilt University in 1950. Mr. Mathews received a law degree from the Nashville School of Law in 1962. Mr. Mathews currently serves as a Director of Retirement Care Associates, Inc., a publicly-held company based in Atlanta, Georgia, and Murray Guard, Inc., a publicly-held company based in Jackson, Tennessee.

     DARRELL C. TUCKER. Mr. Tucker has been President of Capitol Care Management Company, Inc. ("Capitol Care"), a subsidiary of the Retirement Care Associates, Inc. ("Retirement Care"), a publicly-held company headquartered in Atlanta, Georgia, since October 1990. He has also served as a Director of Retirement Care since November 1991 and as Treasurer of Retirement Care since November 1993. From July 1990 to October 1990, he was a consultant to Winter Haven Homes, Inc., an affiliate of Retirement Care. From September 1988 to July 1990, he was a risk manager for Pruitt Corporation where he was involved in insurance management for 30 long-term health care facilities. From April 1987 to August 1988, he was Chief Financial Officer for Allgood Health Care, Inc. which managed 12 nursing home facilities. Mr. Tucker received a Bachelors Degree in Accounting from the University of Georgia in 1980. Mr. Tucker is also a Director of Contour Medical, Inc., a publicly-held company, of which Retirement Care is a majority shareholder.

     JEFF M. MOORE. Mr. Moore is a limited partner of Apollo Advisors, L.P., Ares Management L.P. and Lion Advisors L.P., which act as managing general partner of Apollo Investment Fund, L.P., Ares Leveraged Investment Fund L.P. and AIF II, L.P., respectively, securities investment funds, and a financial advisor to and representative for certain institutional investors with respect to securities investments since 1992. From 1990 until joining Apollo, Mr. Moore was Vice President -- Investment Management at First Executive Corporation, where he was responsible for the management of a diversified securities portfolio. Prior to 1990, he was a Certified Public Accountant at Deloitte & Touche LLP, where he specialized in financial instruments and credit analysis. Mr. Moore also serves as Chairman of the Board and a Director of Multigraphics, Inc., a publicly-held company listed on the American Stock Exchange.

     MARK P. CLEIN. Since 1996, Mr. Clein has been Chief Financial Officer of PMR Corporation, a NASDAQ National Market System-listed company, which develops, manages and markets programs and services for individuals who have been diagnosed with serious mental illness, including outpatient, case management and chemical dependency programs. From 1982 to 1996, Mr. Clein was employed by several New York based investment banking firms, including Jefferies & Co., where he held the position of managing director of investment banking (specializing in the health care industry), Sprout Group, an affiliate of Donaldson, Lufkin and Jenrette, Inc., and Merrill Lynch Venture Capital, Inc., where he focused on early stage investing in the healthcare industry. Mr. Clein received a Masters of Business Administration Degree from Columbia University in 1983 and a Bachelor's Degree from the University of North

Carolina in 1981. He is also a Director of Children's Discovery Centers of America, Inc. and In-House Rehab Corporation, which are publicly held.

     TIMOTHY BEAULIEU has served as Executive Vice President of the Company in charge of all long-term care facilities since July 1997. Mr. Beaulieu was previously employed by Life Care Centers of America for 14 years and was Chief Operating Officer from 1994 to May 1997. As Chief Operating Officer, he was responsible for the operations of approximately 210 long-term care facilities and 15 assisted living/independent living properties. He also had direct responsibility for marketing, human resources, professional development, and clinical services support. Mr. Beaulieu was Senior Vice President of Support Services from 1993 to 1994 and was responsible for the creation of ancillary companies with the purpose of providing services to Life Care's facilities in the area of pharmacy, rehab, home health, enteral and parenteral therapy, etc. He also had oversight of the Associate Benefit Trust Program, a self-insured group insurance program with approximately 3,500 enrollees with in excess of $8 million in annual premiums. From 1992 to 1993, he was Eastern Division Vice President and coordinated the operating activities in 38 facilities on the East Coast from Massachusetts to Florida. From 1988 to 1992, he was Regional Vice President and was responsible for the operation of facilities in Florida, Georgia and Tennessee. From 1985 to 1988, he was acquisition specialist for Life Care Affiliates, a subsidiary of Life Care. During this time, he was responsible for the generation of leads for the acquisition of long-term care centers, certificates of need, and management agreements. From 1984 to 1985, he was an Administrator for Life Care, opening a new 80-bed long-term care facility and operating a 120-bed facility. Mr. Beaulieu received his Bachelor of Science degree in Business Administration, as well as his Associate of Science degree in Health Care Administration from Southern College of Seventh Day Adventist. He is 39 years old.

     JAMES H. SANREGRET has served as Chief Financial Officer of the Company since June 1997. Mr. Sanregret was previously employed by Delta Air Lines for 24 years. He was Treasurer of Delta from 1992 to May 1997. As Treasurer he was responsible for all Corporate Finance, Tax and Corporate Insurance activities on a global basis for the $12 billion airline. He was Assistant Vice President of Financial Planning in 1992 and was responsible for analyzing the economics of all proposed spending activities, preparation of projected income statement for quarterly Board of Directors meetings, and the development of expense levels and capital outlays for all major corporate acquisitions/mergers. From 1985 to 1992, he was the Director of Financial Planning. He coordinated all financial activities related to the acquisition of Western Airlines. He functioned as Manager of Financial Planning from 1981 to 1985, Analyst of Financial Planning from 1974 to 1981, and Accountant of Property Accounting from 1973 to 1974. Mr. Sanregret received a Bachelor of Business Administration from the University of Wisconsin in 1972. He is 48 years old.

     FRANK CAMMA has served as Vice President of Strategic Planning of the Company since July 1997. Mr. Camma began his career in the healthcare industry in 1990, when he served as an accountant in the Contract Services division of NovaCare Incorporated, a rehabilitation services company until 1992. From June 1992 to October 1993, he served as a Financial Analyst at First Fidelity Bank Corporation. He completed the Professional Banker training program and returned to NovaCare Incorporated as a Financial Analyst in the Corporate Finance department. In this capacity he was responsible for the annual budget as well as weekly operating reports. From September 1994 to August 1996, he served as a Senior Financial Analyst at Acquisition Management Services. Acquisition Management Services is a captive investment banking boutique for Foster Management Company, a $250 million venture capital firm specializing in the consolidation of niche healthcare businesses. He was responsible for valuing, performing due diligence and negotiating potential transactions. His primary client was NovaCare Incorporated. From August 1996 to March 1997, he served as an Associate with the investment banking firm of NatWest Markets. Mr. Camma graduated summa cum laude from Villanova University with a Bachelors Degree in Business Administration in 1992. He is 28 years old.

     ARTHUR DOLORESCO has served as President of NewCare Hospital Corporation
since  August 1997.   Mr. Doloresco has served in various leadership positions
in the healthcare industry for the past 20 years. Working with both 501(c)3 and investor-owned facilities, he served from May 1996 to July 1997 as the President of the Kentucky Division for Columbia/HCA. His responsibilities included all operations in Kentucky, including 13 hospitals, home health agencies, and surgery centers, which accounted for over $680 million in net revenues. Prior to joining Columbia/HCA, he served as a Regional Vice President for Champion Healthcare Corporation from December 1994 to May 1996 in Houston, Texas, where he was responsible for half of that company's operations. He has served as the President and Chief Executive Officer of various hospitals, including an urban teaching facility with over 500 beds. Mr. Doloresco received his Masters Degree in Health Administration from the Medical College of Virginia in 1979 and a Bachelor of Science Degree in Business Administration from Old Dominion University in Norfolk, Virginia in 1975. He is 47 years old.

     The Company's Board of Directors held four (4) meetings during the year ended December 31, 1997. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its Committees during the time each such Director was a member of the Board or of any Committee of the Board, except for William McBride, III who did not attend any of the meetings held during the period he was a Director during 1997.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for July 9, 1998. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

     No event occurred during the past five years which is material to an evaluation of the ability or integrity of any Director or person nominated to be Director or Executive Officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except as follows: Chris Brogdon, Harlan Mathews, Arthur Doloresco, Frank Camma and William McBride, III, each filed Form 3's late; Chris Brogdon filed two Form 4's late reporting a total of 13 transactions, and reported one transaction late by amending a Form 4 filing; and James H. Sanregret, Dr. Kishor Karia and Dr. Dhiraj Patel each filed one Form 4 late reporting one transaction.

                                  COMPENSATION

     The following tables set forth information regarding executive compensation for the Company's President and Chief Executive Officer and each other executive officer who received total annual salary and bonus in excess of $100,000 for any of the years ended December 31, 1997, 1996 or 1995.

                          SUMMARY COMPENSATION TABLE

                                              LONG-TERM COMPENSATION
                                              AWARDS         PAYOUTS
                                              ------------------------
                                                        SECURI-
                       ANNUAL COMPENSATION              TIES
                      ---------------------    RE-      UNDERLY-        ALL
                                       OTHER   STRICT-  ING             OTHER
NAME AND                               ANNUAL  ED       OPTIONS/  LTIP  COM-
PRINCIPAL                              COMPEN- STOCK    SARs      PAY-  PEN-
POSITION       YEAR  SALARY    BONUS   SATION  AWARD(S) (NUMBER)  OUTS  TION
----------     ----  --------  -----   ------- -------- --------  ----- -----
Ashok Dalal,   1997  $ 24,167  -0-     -0-      -0-     225,000   -0-    -0-
 President<FN1>

Arthur         1997  $121,875  $10,000 135,000  -0-     50,000    -0-   $4,884
 Doloresco,                            <FN3>   <FN4>                    <FN5>
 President of
 Subsidiary<FN2>

Robert Bell,   1996  $ 96,000  -0-     -0-      --        --       --    -0-
 Sr., Presi-   1995  $ 96,000  -0-     -0-      --        --       --    -0-
 dent<FN6>
-----------------

<FN1>
Mr. Dalal became President on January 3, 1997.
<FN2>
Mr. Doloresco became President of the Company's 1997 NewCare Hospital Subsidiary on during August 1997.
<FN3>
Includes $26,500 paid for Mr. Doloresco's moving expenses and $108,600 which represents the net cost to the Company of purchasing his former residence from him and reselling it.
<FN4>
Does not include the value of restricted stock of NewCare Hospital Corporation, a majority-owned subsidiary of the Company, issued to Mr. Doloresco pursuant to his employment agreement. Please see the description of that agreement under the heading "EMPLOYMENT AGREEMENTS" below.
<FN5>
Represents amounts paid for a term life insurance policy provided for the benefit of Mr. Doloresco.
<FN6>
Mr. Bell resigned as President on January 3, 1997.

                           OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                                           POTENTIAL
                                                           REALIZABLE
                             PERCENT OF                    VALUE
                 NUMBER      TOTAL OP-                     AT ASSUMED
                 OF SECURI-  TIONS/SARs                    ANNUAL RATES
                 TIES UNDER- GRANTED TO EXERCISE           OF STOCK PRICE
                 LYING OP-   EMPLOYEES  OR BASE  EXPIRA-   APPRECIATION
                 TIONS/SARs  IN FISCAL  PRICE    TION      FOR OPTION TERM
NAME             GRANTED(#)  YEAR       ($/SH)   DATE      5%($)    10%($)
---------------- ----------- ---------  -------  --------- -------- --------
Ashok Dalal       175,000     38.9%     $2.25    2-25-2002 $108,786 $240,388
Arthur Doloresco   50,000     11.1%     $4.85    8-18-2002 $ 66,998 $148,049

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                             SECURITIES
                                             UNDERLYING      VALUE OF UNEXER-
                    SHARES                   UNEXERCISED      CISED IN-THE
                   ACQUIRED                   OPTIONS         MONEY OPTIONS/
                      ON                   SARs AT FY-END     SARs AT FY-END
                   EXERCISE     VALUE       EXERCISABLE/       EXERCISABLE/
    NAME           (NUMBER)    REALIZED     UNEXERCISABLE     UNEXERCISABLE
----------------   --------    --------    --------------    ---------------
Ashok Dalal           -0-        -0-       225,000/0           $295,312/$0
Arthur Doloresco      -0-        -0-             0/50,000      $      0/$0

     Except for the Company's 1997 Stock Option Plan described below, the only benefit plan offered at the present involves a major medical plan, which is made available to all full-time employees on a non-discriminatory basis.

     Members of the Board of Directors receive a fee of $500 per meeting attended. They are also entitled to reimbursement of reasonable expenses incurred by them in attending board meetings.

EMPLOYMENT AGREEMENTS

     Effective June 2, 1997, the Company entered into a three-year employment agreement with James H. Sanregret, Chief Financial Officer of the Company. Under this agreement, Mr. Sanregret will receive an annual salary of $144,000 during the first year of the agreement, $184,000 during the second year and $224,000 during the third year. He also received stock options to purchase 50,000 shares of the Company's Common Stock. The Company is also to provide a $500,000 term life insurance policy for his benefit and pay him a $700 per month car allowance. Mr. Sanregret has agreed to keep certain information confidential and that for a period of two years following the termination of his employment agreement he will not serve in an executive capacity for any business which is engaged in a similar business to the Company in its region without the Company's consent.

     Effective July 8, 1997, the Company entered into a three-year employment agreement with Timothy J. Beaulieu, Executive Vice President of the Company in charge of all long-term care facility operations. Under this agreement, Mr. Beaulieu will receive an annual salary of $175,000 during the first year of the agreement, $200,000 during the second year and $225,000 during the third year. He also received stock options to purchase 75,000 shares of the

Company's Common Stock in connection with the agreement, and he will be entitled to receive additional stock options to purchase 50,000 shares of Common Stock on each anniversary of the agreement at the then current price. The Company has also agreed to provide a $500,000 term life insurance policy for his benefit. The agreement may be terminated by the Company without notice and without cause. In the event that the Company terminates the agreement due to Mr. Beaulieu's disability, he will continue to receive his salary for a period of one year following termination. Mr. Beaulieu has agreed to keep certain information confidential and that for a period of one year following the termination of his employment he will not serve in an executive capacity for any business which is engaged in a similar business to the Company in its region without the Company's consent.

     Effective August 1, 1997, the Company entered into a three-year employment agreement with Arthur Doloresco, President of the Company's NewCare Hospital Corporation ("NCHC") subsidiary. Under this agreement, Mr. Doloresco will receive an annual salary of $325,000 during the first year of the agreement, $350,000 during the second year, and $375,000 during the third year. Mr. Doloresco is also entitled to an annual bonus of $200,000 for any calendar year in which NCHC's earnings before interest, taxes, depreciation, amortization and rent ("EBITDAR") exceeds 20% of net revenues; $275,000 if EBITDAR exceeds 25% of net revenues; and $350,000 if EBITDAR exceeds 30% of net revenues. He also received stock options to purchase 50,000 shares of the Company's Common Stock in connection with the agreement. The Company has also agreed to provide Mr. Doloresco a $1,000,000 term life insurance policy for his benefit. The Company also purchased his residence in Houston, Texas and paid for his moving expenses to Atlanta, Georgia. Mr. Doloresco also received five shares of the Common Stock of the Company's NewCare Hospital Corporation subsidiary ("NCHC"), which represents 5% of NCHC's outstanding Common Stock. The shares of NCHC's stock will vest one share at the end of each year of his employment, except that if Mr. Doloresco's employment ends on July 31, 2000, all of the shares will then be vested. The entire five shares will vest immediately in the event of a termination of Mr. Doloresco's employment by the Company without cause or by Mr. Doloresco with cause, or in the event of a merger or combination where NCHC is not the surviving entity, or its board of directors does not control the surviving entity. The agreement may be terminated immediately by the Company with or without cause. Mr. Doloresco may terminate the agreement immediately for cause or on twelve months notice without cause. In the event of termination by the Company without cause or by Mr. Doloresco with cause, Mr. Doloresco will be entitled to twelve months severance pay. The Company and Mr. Doloresco have agreed to negotiate in good faith to review or extend the term of the agreement not less than 180 days prior to the end of the term, and if no agreement is reached, Mr. Doloresco will be entitled to up to six months base salary following termination of his employment. Mr. Doloresco has agreed to keep certain information confidential and that for a period of two years following the termination of his employment he will not serve in an executive capacity for any business which is engaged in a similar business to the Company in its region without the Company's consent.

1997 STOCK OPTION PLAN

     In April 1997, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "1997 Plan") subject to approval of the Company's shareholders. The Board of Directors believes that the 1997 Plan will advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also will enable the Company to attract and retain the services of employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also will enable the Company to attract and retain the services of employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 1997 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 1997 Plan may not exceed 2,000,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. The option price may be satisfied by the payment of cash, or where approved by the Board of Directors, in its sole discretion and where permitted by law: (a) by cancellation of indebtedness of the Company to the holder; (b) by surrender of shares of Common Stock of the Company having a Fair Market Value equal to the exercise price of the option that have been owned by holder for more than six months, or were obtained by the holder in the open public market; (c) by waiver of compensation due or accrued to the holder for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the holder and a broker-dealer whereby the holder irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price and the broker-dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the holder and a broker-dealer whereby the holder irrevocably elects to exercise the option and to pledge the shares so purchased to the broker-dealer in a margin account, and the broker-dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

     The Board of Directors may amend the 1997 Plan at any time, provided that the Board may not amend the 1997 Plan to materially increase the number of shares available under the 1997 Plan, materially increase the benefits accruing to Participants under the 1997 Plan, or materially change the eligible class of employees without shareholder approval.

     To date, stock options have been granted under the 1997 Plan to four employees to purchase an aggregate of 215,000 shares of Common Stock at prices ranging from $2.25 to $4.85 per share, contingent on shareholder approval of the 1997 Plan. Of these, options to purchase 50,000 shares at $2.50 per share were granted to Frank Camma, Vice President of Strategic Planning of the Company; options to purchase 50,000 shares at $4.85 per share were granted to Arthur Doloresco, President of the Company's NewCare Hospital Corporation subsidiary; and options to purchase 25,000 shares at $4.50 per share were granted to Timothy Beaulieu, Executive Vice President.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors approved the formation of a Compensation Committee on January 6, 1998. The Compensation Committee has responsibility to recommend salaries and short- and long-term incentive compensation levels for all executive officers. It will also make recommendations concerning bonuses and other incentive compensation for Company personnel.

     The Compensation Committee currently consists of two independent non-employee director and the Company's President and Chief Executive Officer.

     The Company's compensation program for executive officers is designed to develop professional and experienced individuals to work for the long-term success of the Company's shareholders, facility residents, and employees. The Committee believes that an executive compensation program designed to focus these individuals on the long-term goals and business strategy of the Company will accomplish this objective.

     To this end, the Company has structured the executive compensation program to:

     * Provide the Company the ability to attract and retain highly qualified individuals by offering a competitive compensation package;

     * Focus the Company's executives on achieving aggressive goals, both operational and financial, linked to the Company's objec-tives;

     * Merge the long-term interests of the Company's executives to those of its stockholders by having stock-based compensation comprise a significant portion of total pay potential; and

     * Have a portion of total pay, including cash and stock based rewards, at risk by tying it to performance results achieved.

     Mr. Ashok Dalal has served as Chief Executive Officer of NewCare Health Corporation since the resignation of Robert W. Bell, Sr. on January 3, 1997. At the time of Mr. Bell's resignation, the Board appointed Mr. Dalal to his current position and granted him a salary commensurate with the understanding that his tenure would be limited to the time period leading up to the merger between Retirement Care Associates, Inc. and Sun HealthCare Group, Inc. Once this event occurs, Mr. Chris Brogdon will stand for election as Chief Executive Officer of the Company.

                Compensation Committee:  Harlan Mathews
                                         William McBride, III
                                         Ashok Dalal

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The performance graph shown below was prepared using data prepared by Carl Thompson & Associates, Inc. As required by applicable rules of the SEC, the graph was prepared based upon the following assumptions:

     1. $100 was invested in Common Stock, the S&P 500 Composite Index and the Peer Group (as defined below) on March 13, 1995 (the date that the Company became registered under Section 12(g) of the Securities Exchange Act of 1934).

     2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

     3.  Dividends are reinvested on the ex-dividend dates.

     The companies that comprise the Company's Peer Group are as follows:
Advocat, Inc.; Beverly Enterprises, Inc.; Centennial Health Care; Genesis Health Ventures, Inc.; Health Care & Retirement Corp.; Integrated Health Services, Inc.; and Vencor, Inc.

                         NEWCARE HEALTH CORPORATION

                    COMPARATIVE CUMULATIVE TOTAL RETURNS
                         NEWCARE HEALTH CORPORATION
                         S&P 500 INDEX AND PEER GROUP
                (Performance results through December 31,1997)


                   [STOCK PERFORMANCE GRAPH INSERTED HERE]

                     3/13/95   12/29/95   12/31/96   12/31/97

NewCare Health
 Corporation         $100.00   $133.33    $ 55.56    $147.22
Peer Group           $100.00   $105.84    $126.81    $149.86
S&P 500              $100.00   $128.20    $157.94    $210.18


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RESIGNATION OF ROBERT W. BELL, SR.

     During January 1997, Robert W. Bell, Sr., the Company's Chairman and President, resigned from all of his positions with the Company. In connection with his resignation, the Company purchased from him and members of his family a total of 869,978 shares of the Company's common stock for a price of $1.20 per share, or a total consideration of $1,043,973.60. These shares were then resold to Chris Brogdon and his designees. (See "Letter of Understanding with Chris Brogdon", below.)

LETTER OF UNDERSTANDING WITH CHRIS BROGDON

     On February 19, 1997, the Company's Board of Directors ratified and approved a Letter of Understanding (the "Letter") between the Company and Chris Brogdon which was executed on January 31, 1997. Pursuant to this Letter, the Company agreed to add Chris Brogdon and Harlan Mathews to the Company's Board of Directors, and these two persons were in fact added on February 19, 1997. Chris Brogdon currently serves as President and a director of Retirement Care Associates, Inc. ("RCA"), and Harlan Mathews currently serves as a director of RCA.

     The Letter further provides for and contemplates that Chris Brogdon and other individuals he selects will become actively involved in the management of the Company once RCA's proposed merger with Sun HealthCare Group, Inc. is closed.

     Pursuant to the Letter, Chris Brogdon and his designees purchased from the Company, for a price of $1.20 per share, the 869,978 restricted shares of the Company's common stock which the Company purchased from Robert W. Bell, Sr. and members of his family.

     The Letter further provided that Chris Brogdon and his designees would purchase from the Company 1,200,000 shares of common stock for a price of $1.50 per share, contingent upon the Company receiving these shares from the Carroll Group. These shares were transferred to persons who paid a total of $1,800,000 to the Carroll Group.

     The Letter further provided that the Company was to grant to Chris Brogdon and his designees options to purchase a total of 1,500,000 shares of common stock at a price of $2.20 per share. These options were granted in consideration for Mr. Brogdon's agreement to take over management of the Company. In the event that the Company's common stock does not reach an average price of at least $5.00 for any 30 consecutive days during the 12 month period following Mr. Brogdon's election as Chief Executive Officer, all unexercised options will be canceled.

LOANS TO PURCHASE STOCK

     In June 1997, the Company loaned an aggregate of $990,000 to five individuals to allow them to purchase shares of the Company's Common Stock from Matthew Carroll and certain other shareholders. The loans are due on June 30, 1998, and bear interest at 10% per annum. Included in these loans are loans to Chris Brogdon, Chairman of the Board and a principal shareholder of the Company, in the principal amount of $487,500, and to Timothy Beaulieu, Executive Vice President of the Company, in the principal amount of $75,000. In addition, the Company made loans to the following persons who are employed by Retirement Care Associates, Inc. in the principal amounts shown: Edward E. Lane - $277,500; Philip Rees - $75,000; and Robert Lancaster - $75,000.

AGREEMENTS WITH RENAISSANCE SENIOR LIVING, INC.

     On February 17, 1997, the Company entered into a Management Agreement with Renaissance Senior Living, Inc. ("Renaissance"), pursuant to which Renaissance agreed to manage all of the Company's long-term care facilities and assisted living/independent living facilities. Renaissance was to be paid a monthly fee for each facility equal to 25% of the increase in profit (a decrease in loss) at the facility as compared to the profit (or loss) at the facility as of December 31, 1996, but the fee was not to exceed 6% of the gross operating revenues of the facility for that month. The agreement terminated on December 31, 1997, and this arrangement ended. During the year ended December 31, 1997, Renaissance earned no fees under this agreement because none of the facilities had the requisite improvement. Renaissance is owned by Chris Brogdon (20%), Edward E. Lane (20%), Darrell Tucker (17%) and other officers and employees of Retirement Care Associates, Inc. Chris Brogdon, a director of the Company, is also a director of Renaissance.

     In December 1997, Renaissance formed Conyers Retirement Care, L.P., a Georgia limited partnership for the purpose of constructing a senior living community on a 10 acre tract of raw land in Conyers, Georgia. Renaissance serves as General Partner of the partnership and holds 99% of the interest in the partnership, and the Company is the sole limited partner and holds 1% of the interest in the partnership for which it contributed $1.00. Since the formation of the partnership, the Company has also contributed approximately $300,000 and guaranteed $9 million in the Development Authority of Rockdale County First Mortgage Revenue Bonds (Conyers Retirement, L.P. Project), the net proceeds of which were loaned to the partnership to finance the construction of a 132 unit senior living community on the site. The Company has agreed to enter into an agreement to manage the facility for which it will receive a fee of 5% of the facility's gross revenues. As part of the management agreement the Company will agree to make non-interest bearing advances to Conyers Care, L.P. to the extent that revenues generated by the facility are not sufficient to pay its current expenses and required principal and interest under the bonds. The facility is expected to be completed in the Fall of 1998.

TRANSACTIONS WITH KAREN HAGAN

     The Company leased office space from Cimerron Properties, Inc., a company owned by Karen Hagan, a principal shareholder of the Company, under an operating lease that was to expire on December 31, 1999. Annual rental payments under the lease were approximately $45,600. Pursuant to a settlement agreement with Karen Hagan and others, effective April 15, 1997, this lease was terminated early in exchange for a cash payment of $65,000.

     In September 1995, the Company exercised an option to purchase the Emory Nursing Center in exchange for $300,000 in cash and the assumption of approximately $500,000 in debt. The $300,000 was raised by borrowing the money from Karen Hagan. The $300,000 loan bears interest at 10% and is payable in monthly payments of interest only through September 15, 1998, when all principal and any accrued interest is due. The $500,000 note payable matured in February 1996, and was refinanced with a loan from Retirement Care Associates, Inc. bearing interest at 9%. Accrued interest and principal were due in February 1997. This note has been converted to a demand note. Two of the Company's directors are also directors of Retirement Care Associates, Inc.

     In October 1995, the Company borrowed $600,000 from Karen Hagan to purchase Suncoast Nursing Home. The promissory note bears interest at 10% per annum and is payable interest only until April 15, 1998, when it is due. The note is secured by a mortgage on Suncoast Nursing Home.

     In August 1995, the Company borrowed $225,000 from Karen Hagan to purchase real estate adjacent to the Emory Nursing Center. Thirty thousand dollars ($30,000) was repaid during January 1997. A $195,000 note bears interest at 10% and is payable in monthly installments of interest only through August 1998, when all principal and any accrued interest is due. The note is collateralized by the real estate.

     In July 1996, the Company borrowed $80,000 from Karen Hagan to pay outstanding payroll taxes. The note bore interest at 12% and was payable in twelve monthly installments of $7,467 with the final payment due July 1, 1997. The note was repaid as scheduled.

SETTLEMENT WITH ROBERT HAGAN AND KAREN HAGAN

     Effective April 15, 1997, the Company entered into and closed a Settlement Agreement with Karen and Robert Hagan (the "Hagans") and Chris Brogdon ("Brogdon"). This agreement provides for, among other things, the following:

     1. At the closing, the Company paid Robert Hagan $150,000 for the termination of his employment agreement dated May 22, 1995.

     2. At the closing, the Company paid Cimerron Properties, Inc., a company owned by the Hagans, $65,000 for termination of a commercial real estate lease for office space occupied by the Company in Roswell, Georgia, which was scheduled to terminate on December 31, 1997.

     3. Brogdon will purchase a total of 714,000 shares from Karen Hagan over a two year period commencing April 15, 1997. The transaction is structured such that Karen Hagan will sell to Brogdon four options for 178,500 shares each. The options will be exercisable in six month intervals at an exercise price of $3.00 per share, with the first option exercisable at any time on or before October 15, 1997. Brogdon must pay $21,420 for the first option (which expires October 15, 1997); $42,820 for the second option; $64,260 for the third option; and $85,860 for the fourth option. The purchase price for each option will be payable in monthly installments of $3,570 each beginning on May 15, 1997, and continuing monthly thereafter until such time as the option has been exercised by Brogdon or until it lapses.

     Brogdon has also granted to Karen Hagan four put options which essentially provide that during the 10 day periods following each of the four option periods Karen Hagan can force Brogdon to purchase any shares that he doesn't purchase under the prior six month option. The purchase price for the put options is $2.95 per share.

     4. At the closing, the Company delivered to the Hagans title to a 1994 Ford Ranger pickup.

     5. At the closing, Robert Hagan, Karen Hagan and Richard Vanderberg tendered his or her resignation as an officer and/or director of the Company and any of its subsidiaries.

     6. The Company agreed to continue to employ Richard Vanderberg according to his employment agreement as the Chief Financial Officer of Cimerron Health Care, Inc., until October 1, 1997. At that time, the Company paid Vanderberg $116,250 to terminate his employment agreement which otherwise would have continued until May 22, 2000.

     On April 15, 1997, Robert Hagan and Chris Brogdon were both directors of the Company, and Robert Hagan was a principal shareholder by virtue of the 714,287 shares owned by his wife. Robert Hagan resigned as a director effective on April 15, 1997.

LOAN FROM RETIREMENT CARE ASSOCIATES, INC.

     During February 1996, Retirement Care Associates, Inc. ("RCA") loaned the Company $500,000 pursuant to a one-year promissory note with 9% interest secured by an interest in the Emory Nursing facility. The note was converted to a 30-day demand note with interest payable monthly and was paid in full during August 1997. Chris Brogdon and Harlan Mathews, directors of the Company, are also directors of RCA, and Chris Brogdon is President and a principal shareholder of RCA.

                      APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Laney, Boteler & Killinger audited the financial statements of the Company for the year ended December 31, 1997, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Laney, Boteler & Killinger, the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Laney, Boteler & Killinger, will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

                          AMENDMENT TO THE COMPANY'S
                          ARTICLES OF INCORPORATION
                         TO AUTHORIZE PREFERRED STOCK

DESCRIPTION OF PROPOSED AMENDMENTS

     The Company's Board of Directors has proposed an amendment to the Company's Articles of Incorporation which would authorize the Company to issue up to 10,000,000 shares of $.01 par value preferred stock (the "Preferred Stock"). If the proposed amendment is approved, the Board of Directors would be empowered, without the necessity of further action or authorization by the Company's stockholders (unless required in a specific case by applicable laws or regulations or stock exchange rules), to authorize the issuance of the Preferred Stock from time to time in one or more series, and to fix by resolution or resolutions, designations, preferences, limitations and relative rights of each of such series. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company's common stock. No preferred stock is presently authorized by the Company's Articles of Incorporation.

     The amendment would authorize the Board of Directors to determine, among other things, with respect to each series of Preferred Stock which may be issued: (a) the distinctive designation and number of shares constituting such series; (b) the dividend rates, if any, on the shares of that series and whether dividends would be payable in cash, property, rights or securities;
(c) whether dividends would be non-cumulative, cumulative to the extent earned, partially cumulative or cumulative and, if cumulative, the date from which dividends on the series would accumulate; (d) whether, and upon what terms and conditions, the shares of that series would be convertible into or exchangeable for other securities or cash or other property or rights; (e) whether, and upon what terms and conditions, the shares of that series would be redeemable; (f) the rights and the preferences, if any, to which the shares of that series would be entitled in the event of voluntary or involuntary dissolution or liquidation of the Company; (g) whether a sinking fund would be provided for the redemption of the series and, if so, the terms of and amounts payable into such sinking fund; (h) whether the holders of such securities would have voting rights and the extent of those voting rights; (i) whether the issuance of any additional shares of such series, or of any other series, shall be subject to restrictions as to issuance or as to the powers, preferences or rights of any such other series; and (j) any other preferences, privileges and relative rights of such series as the Board of Directors may deem advisable. Holders of the Company's common stock have no preemptive right to purchase or otherwise acquire any Preferred Stock that may be issued in the future. The proposed amendment would not change the number of shares of common stock currently authorized (50,000,000 shares), of which 12,128,525 shares were outstanding on June 23, 1998.

REASONS FOR AND POSSIBLE EFFECTS OF PROPOSED AMENDMENT

     The Board of Directors recommends the authorization of Preferred Stock to increase the Company's financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Preferred Stock would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part of all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. The Company is currently negotiating a transaction for the acquisition of additional retirement care and assisted living facilities in which preferred stock would be used as part of the consideration to be paid; however, no agreements, understandings or arrangements have been reached to issue any shares of Preferred Stock in this or any other transaction.

     It is not possible to state the precise effect of the authorization of the Preferred Stock upon the rights of holders of the Company's common stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of the Preferred Stock. However, such effect might include: (a) reduction in the amount otherwise available for payment of dividends on common stock, to the extent dividends are payable on any issued shares of Preferred Stock and restrictions on dividends on common stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of the common stock to the extent that the Preferred Stock has voting rights; and (c) the holders of common stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock.

     The amendment may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Issuance of authorized preferred shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of a company more difficult or more costly. Such an issuance could discourage or limit stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares of the Company's Common Stock outstanding will be required to approve the proposed amendment to the Articles of Incorporation.

     The Board of Directors recommends a vote FOR the proposed amendment to the Articles of Incorporation.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                  ANNUAL REPORT

     The Company's Annual Report for the year ending December 31, 1997, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                    DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                    FOR THE ANNUAL MEETING TO BE HELD IN JULY 1999

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in July 1999 must be received at the offices of the Company, 6000 Lake Forrest Drive, #315, Atlanta, Georgia 30328, no later than February 23, 1999, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                       CHRIS BROGDON, CHAIRMAN OF THE BOARD


Atlanta, Georgia
June 23, 1998

P R O X Y

                          NEWCARE HEALTH CORPORATION

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Chris Brogdon, with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of NewCare Health Corporation held of record by the undersigned on June 23, 1998, at the Annual Meeting of Shareholders to be held on July 9, 1998, or any adjournment thereof.

     1.  Election of Directors:

     [ ] FOR all nominees listed below (except as marked to the contrary) [ ] WITHHOLD authority to vote for all the nominees listed below:

                  Ashok Dalal                  Darrell C. Tucker
                  Chris Brogdon                Jeff M. Moore
                  Dr. Kishor Karia             Mark P. Clein
                  Harlan Mathews

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Laney, Boteler & Killinger, as the Company's independent auditors.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     3. The approval of an amendment to the Company's Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of $.01 par value Preferred Stock in such amounts, in one or more series, and with such designations, preferences, limitations and relative rights for each series as the Board of Directors shall determine.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     4. To transact such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 1998.
                                    ________________________________________

                                    ________________________________________
                                    Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEWCARE HEALTH CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.